EXHIBIT 10.8

                              CID SUPPLY AGREEMENT


             THIS CID SUPPLY AGREEMENT, effective as of the 15th day of December, 1997 (the "Effective Date"), is between THERMO VISION CORPORATION, a Delaware corporation having offices at 8E Forge Parkway, Franklin, Massachusetts 02038, Telecopy No. 508-553-1742 ("Thermo Vision") and THERMO OPTEK CORPORATION, a Delaware corporation having offices at 8E Forge Parkway, Franklin, Massachusetts 02038, Telecopy No. 508-541-0140 ("Thermo Optek") regarding the supply by Thermo Vision of certain products to be purchased by Thermo Optek and its affiliates.

             NOW, THEREFORE, in consideration of the mutual promises, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Thermo Vision and Thermo Optek (the
        "Parties") do hereby agree as follows:

             For the purposes of this Agreement, an "Affiliate" of a Party means an individual or business entity controlling, controlled by or under common control with such Party, with control meaning a 50% or more ownership interest.

        1.   Thermo Vision's Supply of Products.

             (a) Thermo Vision hereby agrees to sell the Products to Thermo Optek and its Affiliates, in accordance with the terms and conditions of this Agreement. Subject to Paragraph 1(g)(ii) hereof, Thermo Vision agrees not to sell the Products to any other party which manufactures optical spectrometers of the types manufactured by Thermo Optek. "Products" means all charge injection devices ("CID") sensors manufactured by or on behalf of Thermo Vision for:

                  (i)optical spectrometers, including without limitation ICP, ICP-MS, AA and Arc-Spark; or

                  (ii)raman spectrometers and other analytical instruments, if after the Effective Date but during the term of this Agreement Thermo Vision and Thermo Optek
                  (A) enter into a research, development and supply agreement with respect to raman spectrometers or other analytical instruments; and (B) agree on pricing for such raman spectrometers or other analytical instruments.

             (b) The Products shall also be deemed to include any modifications or improvements to the CID sensors described above which Thermo Vision or asubsidiary of Thermo Vision may develop or manufacture, or cause to be developed or manufactured, during the term of this Agreement, provided, however, that all such
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        modifications and improvements shall have been approved by Thermo
        Optek prior to inclusion in the CID sensors in order to insure compatibility with Thermo Optek applications.

             (c) As soon as practicable after the Effective Date, Thermo Optek shall provide to Thermo Vision a non-binding forecast for the next 12 calendar months of the anticipated requirements of Thermo Optek and its Affiliates for the Products and indicating the likely delivery dates to be requested. Thermo Optek shall update this forecast each calendar quarter on a rolling basis.

             (d) Thermo Optek and its Affiliates shall thereafter from time to time place firm orders with Thermo Vision at least 6 months before the requested delivery date by the transmittal to Thermo Vision of written orders on Thermo Optek's regular purchase order forms, which shall be deemed accepted upon Thermo Vision's written acceptance thereof. Such purchase orders shall identify the Products ordered, the quantities ordered, requested delivery date(s) and any export information required to enable Thermo Vision to fill the order.

             (e) Unless Thermo Optek or its Affiliate requests otherwise, all Products ordered shall be packed for shipment and storage in accordance with Thermo Vision's standard commercial practices. It is the obligation of Thermo Optek or such Affiliate to notify Thermo Vision and obtain Thermo Vision's consent to any special packaging requirements (which shall be at the expense of Thermo Optek or such Affiliate). The terms and conditions of this Paragraph 1(e) shall be reviewed by the Parties on an annual basis and are subject to change based on the mutual agreement of the Parties.

             (f) In the event of any discrepancy between any purchase order and this Agreement, the terms of this Agreement shall govern.

             (g) During the term of this Agreement, Thermo Optek shall purchase all of its requirements of Products from Thermo Vision, and Thermo Optek shall cause all of its Affiliates to purchase all of their requirements of Products from Thermo Vision; provided, however that:

                  (i) Thermo Optek and its Affiliates shall have the right to make a Product themselves (using their own or third-party technology) or purchase a Product from a third party, if: (A) Thermo Vision does not accept a firm order placed by Thermo Optek or such Affiliate for such Product with a requested delivery date at least 6 months after the date on which Thermo Optek or such Affiliate placed such order; or (B) such Product previously delivered by Thermo Vision was repeatedly found not to conform to the agreed-upon specifications for such Product,or Thermo Vision repeatedly and materially failed to deliver such Product on or before the requested delivery dates (unless such failure is due to causes beyond Thermo Vision's control) and
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                  (ii) Thermo Vision shall have the right to sell a
        Product to a third party for use in such third party's optical spectrometers, raman spectrometers or other analytical instruments (the "Third Party Instruments") if: (A) as of the Effective Date hereof, Thermo Optek (1) is not using such Product in its optical spectrometers, raman spectrometers or other analytical instruments, respectively, which are similar to the Third Party Instruments, or (2) does not offer optical spectrometers, raman spectrometers or other analytical instruments, respectively, which are similar to the Third Party Instruments, (B) prior to the execution by Thermo Vision of an agreement to sell such Product to such third party (the "Third Party Agreement"), Thermo Vision provides written notice to Thermo Optek setting forth the material terms and conditions of the Third Party Agreement, including without limitation, the price per Product, the quantity of Product to be sold and the term of the Third Party Agreement (the "Third Party Notice") and
        (C) within 30 days after receipt by Thermo Optek of the Third Party Notice, Thermo Vision has not received from Thermo Optek Thermo Optek's written agreement to purchase such Product from Thermo Vision for use in Thermo Optek's optical spectrometers, raman spectrometers or other analytical instruments, as the case may be, on substantially the same terms as those contained in the Third Party Agreement. By way of illustration and assuming all other conditions set forth in Paragraph 1(g)(ii) are satisfied, Thermo Vision shall be permitted to sell a Product to a third party for use in such third party's raman spectrometers if Thermo Optek purchases such Product from Thermo Vision solely for use in Thermo Optek's optical spectrometers and other analytical instruments.

        2.   Compensation for Supply.

             (a) For each Product purchased by Thermo Optek or one of its Affiliates hereunder, Thermo Vision shall be paid the price indicated in Schedule A hereto. The price of each such Product shall be reviewed by the Parties on an annual basis and is subject to adjustment based on the mutual agreement of the Parties. With respect to modifications or improvements to CID sensors which are included in the definition of Products in accordance with Paragraph 1(b) above, Thermo Vision shall establish a price for each such new Product which is reasonable in light of the manufacturing cost and performance of such new Product relative to the most closely related existing Product. For each Product purchased by Affiliates of Thermo Optek hereunder, such Affiliates and Thermo Optek shall be jointly and severally liable for the payment of the price of such Product to Thermo Vision.

             (b) Each payment for Products shall be made by check in good funds to the order of Thermo Vision or its Affiliates, and shall be delivered to Thermo Visionwithin thirty (30) days after the receipt by Thermo Optek or its respective Affiliate of Thermo
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        Vision's invoice for such payment.

        3.Delivery and Warehousing.

             (a) All deliveries of Products shall be ex works the place of manufacture of such Products. It shall be the responsibility of Thermo Optek or its respective Affiliate to arrange and pay for all transportation, insurance and other charges incurred after Thermo Vision's tender of the Products at such location.

             (b) Upon agreement of the Parties and payment of any of Thermo Vision's expenses therefor, the Products may be delivered to Thermo Vision's warehouse facility for storage. Thermo Optek shall thereupon pay such storage and handling fees as are within the customary industry practice.

             (c) The terms and conditions of Paragraphs 3(a) and (b) shall be reviewed by the Parties on an annual basis and are subject to change based on the mutual agreement of the Parties.

             (d) Thermo Vision shall be responsible for preparing invoices and shipping documents for Thermo Optek or its respective Affiliate in respect of Products purchased hereunder; provided, however, that Thermo Vision shall submit its invoice for Products no earlier than the date on which Thermo Vision (i) makes such Products available to a common carrier for pick up at such Product's place of manufacture or (ii) delivers such Products to Thermo Vision's warehouse facility for storage pursuant to the agreement of the Parties.

             (e) Thermo Vision agrees to use reasonable efforts to meet the requested delivery dates set forth in accepted purchase orders, but does not warrant that any specified delivery date will be met. Thermo Vision assumes no responsibility or liability for any loss or damage incurred by Thermo Optek or its Affiliates by reason of a delay in a requested delivery date, inability to ship or any of the reasons set forth in Paragraph 5 below.

        4. Passage of Title. Beneficial ownership of, title and risk of loss to the Products shall pass to Thermo Optek or its Affiliates, as the case may be, when such Products are picked up by a common carrier at the Product's place of manufacture or delivered to Thermo Vision's warehouse facility for storage pursuant to the agreement of the Parties. The terms and conditions of this Paragraph 4 shall be reviewed by the Parties on an annual basis and are subject to change based on the mutual agreement of the Parties.

        5. Force Majeure. Except for obligations of payment, each Party shall be excused for any delay or failure to fulfill any of their respective obligations under thisAgreement if such failure or delay is caused by any circumstances or event beyond the reasonable control of the Party, including without limitation any act of God, accident, explosion, fire, storm, earthquake, flood,
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        drought, peril of the sea, riot, embargo, war or foreign,
        federal, state, provincial or municipal order of general application, seizure, requisition or allocation, any failure or delay of transportation, shortage of or inability to obtain supplies, equipment, fuel or labor.

        6.   Product Warranty and Limitations on Liability.

             (a) Thermo Vision warrants that upon delivery the Products will conform to the specifications which the Parties agree to in writing from time to time (the "Specifications"); provided, however, that Thermo Vision shall not be liable for any losses of Thermo Optek that arise due to misuse or mishandling of the Products, as reasonably determined by Thermo Vision. Thermo Vision's sole obligation with respect to claims of non-conformance made by Thermo Optek or its Affiliates shall be, at Thermo Vision's sole discretion, to either: (i) remedy the non-conformance by repair or replacement; or (ii) refund of the price paid for the Products involved. Any claims by Thermo Optek or its Affiliates under this warranty with respect to Products must be made to Thermo Vision in writing within 6 months after Thermo Vision tenders such Products or delivers such Products to Thermo Vision's warehouse facility for storage pursuant to the agreement of the Parties, as the case may be. The terms and conditions of this Paragraphs 6(a) shall be reviewed by the Parties on an annual basis and are subject to change based on the mutual agreement of the Parties.

             (b) EXCEPT AS STATED ABOVE, THERMO VISION DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE PRODUCTS, INCLUDING ALL WARRANTIES OF TITLE AND IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

             (c) EXCEPT FOR PRODUCT LIABILITY CLAIMS BROUGHT BY UNAFFILIATED THIRD PARTIES WHICH ARISE FROM THE PRODUCTS NOT CONFORMING TO THE SPECIFICATIONS, THERMO VISION'S LIABILITY FOR DAMAGES TO THERMO OPTEK OR ITS AFFILIATES FOR ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ANY CLAIM OR ACTION, SHALL NOT EXCEED THE PRICE PAID BY THERMO OPTEK OR ITS AFFILIATE FOR THE PRODUCT INVOLVED.

             (d) THERMO VISION SHALL IN NO EVENT BE LIABLE TO THERMO OPTEK OR ANY THIRD PARTY FOR ANY DAMAGES RESULTING FROM LOSS OF PROFITS, OR FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR
        EXEMPLARY DAMAGES ARISING OUT OF, OR IN CONNECTION WITH, THE USE, MANUFACTURE OR SALE OF THE PRODUCTS.

        7. Confidentiality. Each Party acknowledges and agrees that in the course of its performance of this Agreement confidential technology, trade secrets or other proprietary information relating to the development, manufacture and sale of the Products (hereinafter "Confidential Information") may be made known or made available to the other party. Accordingly, during and after the term of this Agreement, each Party hereby represents and
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        agrees to the following:

             (a) that each Party (the "disclosing Party") has a proprietary interest in its own Confidential Information. During and after the term of this Agreement, all disclosures by the disclosing Party of its Confidential Information to the other Party (the "receiving Party"), its agents and employees shall be held in strict confidence by the receiving Party, which shall disclose such Confidential Information only to those of its agents and employees to whom it is necessary in order to properly carry out their duties as limited by the terms and conditions hereof. During and after the term of this Agreement, the receiving Party shall not use the Confidential Information of the disclosing Party except for the purposes of the receiving Party exercising its rights and carrying out its duties hereunder. The provision of this Paragraph 7 shall also apply to any sublicensees, consultants or subcontractors during and after the term of this Agreement, that the receiving Party may sublicense or engage in connection with this Agreement. Each receiving Party shall take necessary steps to ensure that its employees respect the terms of this Paragraph 7.

             (b) that notwithstanding anything contained in this Agreement to the contrary, the receiving Party shall not be liable for a disclosure of the disclosing Party's Confidential Information if the information so disclosed:

                  (i) was in the public domain at the time it was disclosed by the disclosing Party to the receiving Party, or becomes part of the public domain thereafter through no fault of the receiving Party; or

                  (ii) was known to or contained in the records of the receiving Party at the time of disclosure by the disclosing Party to the receiving Party and can be so demonstrated; or

                  (iii) becomes known to the receiving Party from a source other than the disclosing Party without breach of such source's confidentiality obligation, if any, to the disclosing Party and can be so demonstrated; or

                  (iv) was required to be disclosed under legal or administrative process, provided that the receiving Party has given the disclosing Party no less than ten (10) days prior written notice of the receiving Party's intention to make a disclosure pursuant to this Paragraph 7(b)(iv).


        8.   Intellectual Property Warranty; Indemnification

             (a) With respect to Paragraph 1(a)(ii) above, Thermo Optek represents and warrants to Thermo Vision that if CID sensors for raman spectrometers are added to the definition of Products, Thermo Optek shall have the full right to use under written
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        agreements, all patents, copyrights, trademarks, trade secrets and other intellectual property rights (the "Intellectual Property Rights") which will be required in order to permit
        Thermo Vision to manufacture such Products.   Upon adding such
        sensors to the definition of Products, Thermo Optek shall grant Thermo Vision and its Affiliates and subcontractors a worldwide, exclusive, royalty-free license to use such Intellectual Property Rights during the term of this Agreement for the sole purpose of manufacturing such Products for sale to Thermo Optek and/or its Affiliates pursuant to this Agreement.

             (b) Thermo Vision represents and warrants to Thermo Optek that it owns, or has the full right to use under written agreements, all Intellectual Property Rights which will be used or practiced in order for Thermo Vision to manufacture and sell the Products described in Paragraph 1(a)(i) above. Thermo Vision has no knowledge of any infringement of any Intellectual Property Right of any third party which will arise out of or be incident to Thermo Vision's use of such Intellectual Property Rights to manufacture and sell such Products.

             (c) In the event of any claim, charge, suit or proceeding by any third party against either Party alleging infringement or violation of any Intellectual Property Rights pursuant to this Agreement, the other Party shall cooperate fully in the defense of any such claim, charge, suit or proceeding. In the event that the actions of one Party shall be determined to have solely resulted in such allegation(s), that Party shall indemnify and hold the other Party harmless from and against any loss arising out of such claim, charge, suit or proceeding, not to exceed the amounts paid by the other Party to the such third party.

             (d) Notwithstanding anything contained in this Paragraph 8 to the contrary, neither Party (the "indemnifying Party") shall have any obligation to the other Party (the "indemnified Party") hereunder with respect to an infringement claim which arises from: (i) any combination by the indemnified Party or any of its Affiliates of the Products with another product not supplied by the indemnifying Party, where such infringement would not have occurred but for such combination; (ii) the adaptation or modification of the Products not performed by the indemnifying Party, where such infringement would not have occurred but for such adaptation or modification; (iii) the misuse of the Products or the use of the Products in an application for which it was not designed, where such infringement would not have occurred but for such use or misuse; or (iv) a claim based on intellectual property rights owned by the indemnified Party or any of its Affiliates.

        9.   Termination.

             (a) The term of this Agreement shall commence on the date hereof and shall continue, unless sooner terminated as set forth below, until the tenth anniversary of the Effective Date.
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             (b)  In the event of breach of any provision of this
        Agreement, the breaching Party shall have thirty (30) days after written notice thereof by the non-breaching Party within which to cure such breach. In the event such breach has not been cured within such period of time, the non-breaching Party may on notice to the breaching Party terminate this Agreement.

             (c) Either Party may terminate this Agreement on notice to the other Party in the event the other Party suffers a business failure, including becoming the subject of a petition filed for relief under any bankruptcy or insolvency law, which is not dismissed within sixty (60) days of its filing; any general arrangement with its creditors; or any liquidation, termination or cessation of its business.

        10.  Effect of Termination.

             (a) Upon the sooner to occur of (i) expiration of this Agreement or (ii) six months after termination of this Agreement, Thermo Vision shall immediately terminate production of the Products described in Paragraph 1 above and each Party shall promptly terminate all use of any Confidential Information of the other Party.

             (b) Upon expiration or termination of this Agreement, as the case may be, each Party shall, at the request of the other Party, either promptly return to the other Party or dispose of all of the other Party's Confidential Information in any form whatsoever which it may have in its possession, custody or control (whether direct or indirect).

             (c) Upon expiration or termination of this Agreement, as the case may be, Thermo Optek shall, at the request of Thermo Vision, repurchase all or any portion of Thermo Vision's then existing finished goods inventory of the Products. All finished Products shall be purchased at the price then in effect for such Products. In the event that Thermo Optek fails to purchase all of such inventory pursuant hereto within fourteen (14) days after the expiration or termination of this Agreement, Thermo Vision shall have the right to sell or dispose of such inventory, in whatever manner it seems fit, without liability to Thermo Optek for any reason, including without limitation infringement of any intellectual property rights of Thermo Optek.

             (d) Upon expiration or termination of this Agreement, as the case may be, Thermo Optek and its Affiliates shall not be released from their obligations to pay any sums then owing to Thermo Vision and neither Party shall be released from theobligation to perform any other duty or to discharge any other liability that has been incurred prior thereto. Subject to the foregoing, neither Party shall by reason of the termination of this Agreement be liable to the other for compensation or damages on account of the loss of profits or sales, or expenditures,
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        investments or commitments in connection therewith.

        11.  Miscellaneous.

             (a) No Party shall assign any or all of its rights or obligations hereunder to any third party without first obtaining the written consent thereto of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that in the event of an assignment to an Affiliate of a Party or to a purchaser of all or substantially all of the assets or stock of a Party, through merger, consolidation, sale or otherwise, no such consent shall be required, if the assignee agrees to be bound by the terms hereof within five (5) days after such assignment. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns. Any reference to a Party shall be deemed to include the successors thereto and permitted assigns thereof.

             (b) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

             (c) No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure by either Party therefrom, shall be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by both Parties, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreements, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by both Parties.

             (d) Nothing herein contained shall be deemed to create a joint venture, agency, partnership or employer-employee relationship between the Parties hereto. Neither Party shall have any power to enter into any contracts or commitments in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

             (e) All notices, requests and other communications to a Party shall be in writing (including telecopy or similar electronic transmissions), shall be addressed toRobert J. Rosenthal on behalf of Thermo Optek or to Kristine S. Langdon on behalf of Thermo Vision, respectively, and shall be personally delivered or sent by telecopy or other electronic facsimile transmission during normal business hours or by registered mail or certified mail, return receipt requested, postage prepaid, in
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        each case to the respective address and telecopy numbers
        specified above (or to such other individual, address or telecopy numbers as may be specified in writing to the other Party hereto from time to time). Any notice or communication given in conformity with this Paragraph 11 (e) shall be deemed to be effective when received by the addressee, if delivered by hand, telecopy or other electronic facsimile transmission, and three
        (3) days after mailing, if mailed.

             (f) This Agreement constitutes, on and as of the date hereof, the entire agreement of the Parties with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the Parties with respect to the subject matter hereof are hereby superseded in their entirety.

             (g) If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law: (i) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible; and (ii) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

             (h) No failure on the part of either Party to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

             (i) Notwithstanding anything else in this Agreement to the contrary, the Parties agree that Paragraphs 6, 7, 8, 10 and 11 shall survive the termination or expiration of this Agreement, as the case may be.

             (j) Each Party covenants and agrees that all of its activities under or pursuant to this Agreement shall comply in all material respects with all applicable laws, rules and regulations.

             (k) Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration interpreting, this Agreement.

             (l)  This Agreement may be executed in counterparts, each of
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        which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

             IN WITNESS WHEREOF the Parties hereto have executed this Agreement as an instrument under seal by their duly authorized officers.

        THERMO VISION CORPORATION     THERMO OPTEK CORPORATION


        By:     /s/ Kristine Stotz Langdon

            ---------------------------------------
        Name:
        Title:  President

        By:     /s/ Robert J. Rosenthal
           ----------------------------------------

        Name:
        Title:  President
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                                   SCHEDULE A

                                     Prices
                                     ------

                  Product        Price
                  -------        -----
                  CID 38         $3,000